Exhibit 99.1

Catalyst Group Co-Founder Rick Herrman Joins RFM Board of Directors

Addition Made as a Result of Previously Announced Search

DALLAS--(BUSINESS WIRE)--RF Monolithics, Inc. (NASDAQ:RFMI) (“RFM” or the “Company”), a leader in delivering quality RF hardware solutions, today announced that it has expanded the Company’s board of directors and strengthened its corporate management team with the addition of Rick Herrman as a new board member, effective September 30, 2008.

Mr. Herrman is a founding principal of The Catalyst Group and its affiliated family of private investment funds specializing in middle market equity and mezzanine investments. Mr. Herrman is a former commercial and investment banker, and has served as a strategic consultant for a Big 4 financial services firm. Mr. Herrman holds a B.B.A. in Accounting from Baylor University and an M.B.A. from the University of Texas at Austin (where he was the Kozmetsky Award Winner) and is a CPA. Mr. Herrman currently serves as a board member of two privately held companies, SEI MetalTek, a metal fabrication, processing, and testing company, and Sport Clips, Inc. a national hair-cutting franchise with over 500 stores.

“We are very pleased to welcome Rick to our board,” commented Michael R. Bernique, Chairman of RFM. “Rick’s extensive financial experience in a variety of industries and markets combined with his deep business and M&A experience will provide RFM with valuable perspectives as our company grows and continues to focus on the M2M market. Along with this appointment, it is expected that Rick will serve on the board’s Audit and Nominations Committees. We look forward to his contributions and guidance.”

David M. Kirk, President and Chief Executive Officer, said, "We are pleased that Rick Herrman has agreed to join the RFM Board, and we look forward to the insight and perspective he will bring. RFM has recently made, and will continue to make, significant efforts in its expense control and market focus. Mr. Herrman will provide valuable knowledge and input that complement these efforts and further strengthen our capabilities in these key areas."

Earlier this year, RFM’s Nominations Committee engaged Spencer Stuart to advise it in the process of identifying highly qualified candidates for nomination as directors. Spencer Stuart is recognized as one of the world's leading executive search consulting firms.

About RFM

RFM, headquartered in Dallas, Texas, is a provider of solutions-driven, technology-enabled wireless connectivity for a broad range of wireless applications – from individual standard and custom components to modules for comprehensive industrial wireless sensor networks and machine-to-machine (M2M) technology. For more information on RFM, please visit the Company’s website at www.RFM.com.

Forward-Looking Statements:

This news release contains forward-looking statements, made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements of the strategies, plans, objectives, expectations and intentions of RFM and/or its wholly-owned subsidiaries (collectively, the “Company” or “we”) involve risks and uncertainties. Statements containing terms such as “believe”, “expect”, “plan”, “anticipate”, “may” or similar terms are considered to contain uncertainty and are forward-looking statements. Such statements are based on information available to management as of the time of such statements and relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our mission and vision, future financial and operating results, and benefits of our acquisitions. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, including risks related to the ability to integrate acquisitions and alliances as planned, successful transition to a fabless business model, operation of a services business, the highly competitive market in which we operate, rapid changes in technologies that may displace products and services sold by us, declining prices of products, our reliance on distributors, delays in product development efforts, uncertainty in consumer acceptance of our products, and changes in our level of sales or profitability, as well as the other risks detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended August 31, 2007. We do not assume any obligation to update any information contained in this release.

CONTACT:
PR Financial Marketing, LLC
Jim Blackman, 713-256-0369
jim@prfmonline.com
or
RFM
Carol Bivings, 972-448-3767
Director, Investor Relations
bivings@rfm.com